                                                                     Exhibit 4.2

                              U.S. HOME CORPORATION

                             OFFICERS' CERTIFICATE-
                            SENIOR SUBORDINATED NOTES


                  Pursuant to Sections 2.01 and 3.01 of the Indenture, dated February __, 1999 (the "Indenture"), between U.S. Home Corporation, a Delaware corporation (the "Company"), and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"), each of the undersigned, Robert J. Strudler and Thomas A. Napoli, the Chairman of the Board and Co-Chief Executive Officer, and Vice President-Corporate Finance and Treasurer of the Company, respectively, hereby certify on behalf of the Company as follows:

                  1. Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

                  2. The establishment of 8.875% Senior Subordinated Notes due 2009 as a series of Securities of the Company (the "Senior Subordinated Notes") has been approved and authorized in accordance with the provisions of the Indenture pursuant to resolutions of the Board of Directors of the Company (a copy of which, certified by an Assistant Secretary or the Secretary of the Company, is delivered herewith) duly adopted on February 10, 1999, and resolutions of the Pricing Committee of the Board of Directors of the Company (a copy of which, certified by the Assistant Secretary or the Secretary of the Company, is delivered herewith) duly adopted on February __, 1999. Pursuant to such resolutions and this Officers' Certificate, the terms set forth below for the Senior Subordinated Notes to be issued under the Indenture are authorized and approved. The form of Senior Subordinated Note attached hereto as Exhibit A has been approved and authorized in accordance with the provisions of the Indenture.

                  3. That he has read and is familiar with the provisions of Articles 2 and 3 of the Indenture relating to the establishment of a series of Securities thereunder and the establishment of forms of Securities representing a series of Securities thereunder and, in each case, the definitions therein relating thereto; that he is generally familiar with the other provisions of the Indenture and with the affairs of the Company and its acts and proceedings and that the statements and opinions made by him in this Officers' Certificate are based upon such familiarity; and that, in his opinion, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the conditions and covenants referred to above have been complied with; and in his opinion, such conditions and covenants have been complied with.

                  4. The terms of the series of Securities established pursuant to this Officers' Certificate shall be as follows:

                           (a) TITLE. The title of the series of Securities
                  established hereby is the "8.875% Senior Subordinated Notes due 2009."

                           (b) AGGREGATE PRINCIPAL AMOUNT. The aggregate
                  principal amount of the Senior Subordinated Notes which may be authenticated and delivered under the Indenture (except for Senior Subordinated Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Subordinated Notes pursuant to Section 3.04, 3.05, 3.06, 4.07 or 13.05 of the Indenture and except for any Senior Subordinated Notes which, pursuant to Section 3.03 of the Indenture, are deemed never to have been authorized and delivered thereunder) is $125,000,000.

                           (c) PERSONS TO WHOM INTEREST PAYABLE. Interest on the
                  Senior Subordinated Notes shall be payable to the Person in whose name a Senior Subordinated Note is registered at the close of business (whether or not a Business Day) on the Regular Record Date for such interest payment, except that default interest shall be payable in the manner provided in
                  Section 3.07 of the Indenture.

                           (d) STATED MATURITY. The date on which the principal
                  of the Senior Subordinated Notes shall be payable, unless accelerated pursuant to the Indenture, is ________ __, 2009.

                           (e) RATE OF INTEREST; INTEREST PAYMENT DATES; REGULAR
                  RECORD DATES.

                                    (i) RATE OF INTEREST. The principal amount
                           of each of the Senior Subordinated Notes shall bear simple interest at the rate of _____% per annum. The date from which interest shall accrue for each of the Senior Subordinated Notes shall be _____ __, 1999. Interest shall be calculated on the basis of actual days elapsed over a 365- or 366-day year.

                                    (ii) INTEREST PAYMENT DATES.  Interest on
                           the Senior Subordinated Notes shall be payable semi-annually on _____ __ and _____ __ of each year, commencing on _____ __, 1999.

                                    If any Interest Payment Date or the Maturity
                           of the Senior Subordinated Notes falls on a day that is not a Business Day, the payment due on such Interest Payment Date or at Maturity will be made on the following day that is a Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

                                    (iii) REGULAR RECORD DATES. The Regular
                           Record Dates for interest payable on each _____ __and _____ __ will be the immediately preceding _____ __ and ____ __ (whether or not a Business Day), respectively.

                           (f) PLACE OF PAYMENT; REGISTRATION OF TRANSFER AND
                  EXCHANGE; NOTICES TO THE COMPANY.

                                    (i) PLACE OF PAYMENT. Payment of the
                           principal of and interest on the Senior Subordinated Notes will be made at the Corporate Trust Office of the Trustee in New York, New York, and at any other office or agency designated by the Company for such purpose; provided, however, that at the option of the Company, payment of interest due (other than at Maturity) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                                    (ii) REGISTRATION OF EXCHANGE AND TRANSFER.
                           The Senior Subordinated Notes may be presented for exchange and registration of transfer at the Corporate Trust Office of the Trustee in New York, New York, or at the office of any Registrar hereafter designated by the Company for such purpose.

                                    (iii) NOTICES TO COMPANY. Notices and
                           demands to or upon the Company in respect of the

                           Senior Subordinated Notes and the Indenture may be served at U.S. Home Corporation, 10707 Clay Road, Houston, Texas 77252-2863, Attention:
                           President.

                           (g) OPTIONAL REDEMPTION. The Company may redeem all
                  or any portion of the Senior Subordinated Notes at any time and from time to time on and after ___________ __, _____ at the following redemption prices (expressed in percentages of the principal amount) together, in each case, with accrued interest to the date of redemption:

                                    If redeemed during the twelve month period
                           beginning _____ __,

                                    Year                       Percentage
                                    ----                       ----------

                                    2004                       %
                                    2005                       %
                                    2006                       %
                                    2007                       100.00%

                           and thereafter at 100 percent of the principal amount thereof.

                           (h) MANDATORY REDEMPTION/SINKING FUND. The Company
                  shall not be obligated to make any mandatory sinking fund payment or redemption of the Senior Subordinated Notes.

                           (i) DENOMINATIONS. The Senior Subordinated Notes
                  shall be issuable in denominations of $1,000 and any integral multiple thereof.

                           (j) ACCELERATION. The principal amount of the Senior
                  Subordinated Notes shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 8.02 of the Indenture.

                           (k) DEFEASANCE. The Senior Subordinated Notes shall
                  be defeasible as provided in Article 11 of the Indenture.

                           (l) GLOBAL SECURITIES; DEPOSITORY. The Senior
                  Subordinated Notes shall be issued in the form of one or more Global Securities and the Depository for the Global Securities shall be The Depository Trust Company, a New York corporation, and the Global Securities shall be registered in the name of Cede & Co., the nominee of the Depository.

                           (m) REGISTRAR; PAYING AGENT. The Company hereby
                  appoints the Trustee as the initial Registrar and Paying Agent with respect to the Senior Subordinated Notes. The books of the Registrar for the Senior Subordinated Notes will be initially maintained at the Corporate Trust Office of the Trustee.

                           (n) EVENTS OF DEFAULT. Section 8.01(a)(iii) of the
                  Indenture shall not be applicable to the Senior Subordinated Notes.

                  IN WITNESS WHEREOF, we have executed this Officers' Certificate on behalf of the Company this __ day of February, 1999.

                                      U.S. HOME CORPORATION


                                      By:
                                           ------------------------------------
                                               Robert J. Strudler
                                               Chairman of the Board and
                                               Co-Chief Executive Officer

                                      By:
                                           ------------------------------------
                                               Thomas A. Napoli
                                               Vice President-Corporate Finance
                                               and Treasurer

                                    EXHIBIT A

                               (FACE OF SECURITY)

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES. EVERY SECURITY DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS GLOBAL SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED ABOVE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS TO BE MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


CUSIP ________
Cert. No. 1                   U.S. HOME CORPORATION                 $125,000,000


Promises to pay to Cede & Co. or registered assigns the principal sum of ONE HUNDRED TWENTY FIVE MILLION DOLLARS on _____ __, 2009.



                                   Exhibit A-1

                    8.875% SENIOR SUBORDINATED NOTE DUE 2009
                                   Interest Payment Dates: _____ __ and _____ __ Regular Record Dates: _____ __ and _____ __

Dated: February __, 1999


                                       U.S. HOME CORPORATION


                                       By:
                                          -------------------------------------
                                             Name:  Thomas A. Napoli
                                             Title: Vice President - Corporate
                                                    Finance and Treasurer

                                       By:
                                          -------------------------------------
                                             Name:  Chester P. Sadowski
                                             Title: Senior Vice President-
                                                    Controller and Chief
                                                    Accounting Officer


[Corporate Seal]
This Security is one of the
Securities of the series designated
herein referred to in the within
mentioned Indenture.

                                        IBJ WHITEHALL BANK &
                                          TRUST COMPANY, as Trustee


                                        By:
                                          -------------------------------------
                                                 Authorized Signatory



                                   Exhibit A-2

                              (REVERSE OF SECURITY)

                              U.S. HOME CORPORATION

                    8.875% SENIOR SUBORDINATED NOTE DUE 2009

1.       INTEREST.

         U.S. Home Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security, which is one of the Securities of the series designated under the Indenture as the "8.875% Senior Subordinated Notes due 2009" (the "Senior Subordinated Notes"), at the rate per annum shown above. The Company will pay interest semi-annually on _____ __ and _____ __ of each year (each, an "Interest Payment Date"), commencing _____ __,
____. Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _____ ___, ____ Interest will be computed on the basis of actual days elapsed over a 365- or 366-day year.

2.       METHOD OF PAYMENT.

         The Company will pay interest on the Senior Subordinated Notes (except default interest, which shall be payable in the manner provided in Section 3.07 of the Indenture) to the Persons who are Holders of Securities at the close of business on the _____ __ or _____ __ next preceding the Interest Payment Date (the "Regular Record Date"). Holders must surrender Senior Subordinated Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by its check payable in such money. It may mail, or cause to be mailed, an interest check to a Holder's address set forth on the Security Register.

3.       PAYING AGENT AND REGISTRAR.

         Initially, IBJ Schroder Bank & Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4.       INDENTURE.

         The Company issued the Senior Subordinated Notes under an Indenture, dated as of February __, 1999 (the "Indenture"), between the Company and the Trustee. The terms of the Senior Subordinated Notes include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Indenture and as may be amended from time to time (the "TIA"), and those


                                   Exhibit A-3
incorporated by reference into the Indenture pursuant to an Officers' Certificate of the Company, dated February __, 1999 (the "Officers' Certificate") delivered pursuant to Sections 2.01 and 3.01 of the Indenture. The Senior Subordinated Notes are subject to and governed by all such terms, and Holders are referred to the Indenture, the Officers' Certificate and the TIA for a statement of them. Capitalized terms used in this Senior Subordinated Note and not otherwise defined herein shall have the meanings set forth in the Indenture and the Officers' Certificate. The Senior Subordinated Notes are general unsecured obligations of the Company limited to the aggregate principal amount of $125,000,000.

5.       OPTIONAL REDEMPTION.

         The Company may redeem all or any portion of the Senior Subordinated Notes at any time and from time to time on and after ______ __, ____ at the following redemption prices (expressed in percentages of the principal amount) together, in each case, with accrued interest to the date of redemption:

         If redeemed during the twelve month period beginning _______ __,

                           Year                               Percentage
                           ----                               ----------
                           2004                                 %
                           2005                                 %
                           2006                                 %
                           2007                                 100.00%

and thereafter at 100 percent of the principal amount thereof.

6.       MANDATORY REDEMPTION/SINKING FUND.

         The Company shall not be obligated to make any mandatory sinking fund payment or redemption of the Senior Subordinated Notes.

7.       MANDATORY REPURCHASE OBLIGATION.

         Within 30 days after the occurrence of any Change of Control, the Company will offer to purchase all Outstanding Senior Subordinated Notes at a purchase price equal to 101 percent of the aggregate principal amount thereof, plus accrued and unpaid interest to the Change of Control Payment Date.

         Within 30 days after the end of any two consecutive fiscal quarters during which the Consolidated Tangible Net Worth of the Company is at any time and from time to time less than $115,000,000, the Company will offer to purchase 10 percent of the original Outstanding principal amount of the Senior Subordinated Notes at a purchase price equal to 100 percent of the original principal amount thereof, plus accrued and unpaid interest to the Net Worth Offer Date.


                                   Exhibit A-4

         A Change of Control Offer or a Net Worth Offer will remain open for the period specified in the Indenture. Promptly after the termination of a Change of Control Offer or a Net Worth Offer, subject to the terms of the Indenture, the Company will purchase and mail, or cause to be mailed, or deliver, or cause to be delivered, payment for all Senior Subordinated Notes tendered and accepted pursuant to such Offer.

         A Holder may tender in response to a Change of Control Offer or a Net Worth Offer all or any portion of its Senior Subordinated Notes at its discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing on the reverse of this Senior Subordinated Note. Any portion of Senior Subordinated Notes tendered must be an integral multiple of $1,000.

8.       DENOMINATIONS, TRANSFER, EXCHANGE.

         The Senior Subordinated Notes are issuable in registered form, without coupons, in denominations of $1,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Senior Subordinated Notes are exchangeable for a like aggregate principal amount of Senior Subordinated Notes of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Senior Subordinated Note to be exchanged at any office or agency where Senior Subordinated Notes may be presented for registration of transfer.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Senior Subordinated Notes is registrable in the Security Register upon surrender of a Senior Subordinated Note for registration of transfer at the Corporate Trust Office of the Trustee in New York, New York, or at the office of any Registrar hereafter designated by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Subordinated Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made by the Company, the Trustee or the Registrar for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith (other than exchanges pursuant to Section 3.04, 4.07 or 13.05 of the Indenture, not involving any transfer).

9.       SUBORDINATION.

         The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.



                                   Exhibit A-5

10.      PERSON DEEMED OWNER.

         The Holder of a Senior Subordinated Note may be treated as the owner of it for all purposes.

11.      AMENDMENT, WAIVER.

         The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of Holders at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Senior Subordinated Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Senior Subordinated Notes at the time Outstanding, on behalf of the Holders of all the Senior Subordinated Notes, to waive compliance by the Company with certain provisions of the Indenture. Any such consent or waiver by the Holders shall be binding upon the Holder of this Senior Subordinated Note and upon all future Holders of this Senior Subordinated Note and of any Senior Subordinated
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Subordinated Note.

12.      SUCCESSOR CORPORATION.

         When a successor corporation assumes all the obligations of its predecessor under the Senior Subordinated Notes and the Indenture, the predecessor corporation will be released from those obligations.

13.      DEFAULTS AND REMEDIES.

         The following are Events of Default: (i) failure by the Company to pay interest on any Senior Subordinated Note when the same becomes due and payable and the continuance of such failure for 30 days; (ii) failure by the Company to pay the principal of any Senior Subordinated Note when the same becomes due and payable at Maturity, upon acceleration or otherwise; (iii) failure by the Company to comply with any of its agreements or covenants in, or provisions of, the Senior Subordinated Notes or the Indenture (other than an agreement or covenant a default in whose performance or whose breach is elsewhere in Section
8.01 of the Indenture or which has expressly been included in the Indenture solely for the benefit of a series of Securities other than the Senior Subordinated Notes) and such failure continues for 60 days after notice; (iv) acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries that has an outstanding principal amount of $10,000,000 or more in the aggregate; provided that, in the event any such acceleration is withdrawn or otherwise rescinded within a period of five days after such acceleration by the holders of such Indebtedness, any Event of Default pursuant to this clause (iv) will be deemed to be cured and any acceleration under the Indenture will be deemed withdrawn or rescinded; (v) failure by the Company or any


                                   Exhibit A-6
of its Subsidiaries to make any principal or interest payment in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries with an outstanding aggregate amount of $10,000,000 or more within five days of such principal or interest payment becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness); (vi) a final judgment or judgments that exceed $10,000,000 or more in the aggregate, for the payment of money, having been entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered; or (vii) certain events of bankruptcy, insolvency or reorganization, involving the Company or a Material Subsidiary.

         If an Event of Default with respect to the Senior Subordinated Notes at the time Outstanding (other than certain Events of Default arising out of certain events of bankruptcy, insolvency or reorganization involving the Company or a Material Subsidiary) occurs and is continuing, the Trustee (after receiving indemnities from the Holders to its satisfaction) by notice to the Company, or the Holders of at least 25 percent in aggregate principal amount of the Outstanding Senior Subordinated Notes by notice to the Company and the Trustee, may declare all Outstanding Senior Subordinated Notes to be due and payable immediately. Upon such declaration, the amounts due and payable on the Senior Subordinated Notes as determined in Section 8.02(b) of the Indenture, will be due and payable immediately. If an Event of Default arising out of certain events of bankruptcy, insolvency or reorganization involving the Company or a Material Subsidiary occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder. The Holders of a majority in aggregate principal amount of the Outstanding Senior Subordinated Notes by written notice to the Trustee and the Company may waive such Event of Default, rescind an acceleration and its consequences (except an acceleration due to nonpayment of principal or interest on the Senior Subordinated Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

         Subject to Sections 8.07 and 13.02 of the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Senior Subordinated Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Senior Subordinated Notes), except a continuing Default or Event of Default in the payment of the principal of or interest on any Senior Subordinated Note. Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of the Indenture, but no such waiver will extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.



                                   Exhibit A-7

14.      TRUSTEE DEALINGS WITH COMPANY.

         IBJ Whitehall Bank & Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of the Senior Subordinated Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
9.10 and 9.11 of the Indenture.

15.      NO RECOURSE AGAINST OTHERS.

         A director, officer or employee of the Company, as such, shall have no liability for any obligations of the Company under the Senior Subordinated Notes or the Indenture. Each Holder, by accepting a Senior Subordinated Note, waives and releases all such liability.

16.      AUTHENTICATION.

         This Senior Subordinated Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Senior Subordinated Note.

17.      ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

         The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Request may be made to:

                                    U.S. Home Corporation
                                    10707 Clay Road
                                    Houston, Texas 77252-2863
                                    Attention: President



                                   Exhibit A-8

                                 ASSIGNMENT FORM

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                              and transfer(s) unto

Please insert Social Security or Employer
Identification Number of Assignee


                               -  -

--------------------------------------------------------------------------

--------------------------------------------------------------------------
                   Please Print or Typewrite Name and Address
                      including Postal Zip Code of Assignee

--------------------------------------------------------------------------
the within Senior Subordinated Note and all rights thereunder, hereby irrevocably constituting and appointing

_________________________________________________________________ attorney to
Transfer said Senior Subordinated Note on the books of the Company, with full power of substitution in the premises.

Dated: ___________________________    Signature ________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within note in every particular, without alteration or enlargement or any change whatever.






                                   Exhibit A-9

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Senior Subordinated Note purchased by the Company pursuant to Section 6.14 or 6.17 of the Indenture, check the box below:

                  /-/        Section 6.14 (Change of Control Offer)

                  /-/        Section 6.17 (Net Worth Offer)

                  If you want to elect to have only part of the Senior Subordinated Note purchased by the Company pursuant to Section 6.14 or 6.17 of the Indenture, as applicable, state the principal amount you elect to have purchased: $_________. Note: The amount you elect to have purchased must be an integral multiple of $1,000.


Date:_______________          Your signature:__________________________________
                                             (Sign exactly as your name appears
                                             on the Senior Subordinated Note)

Signature Guarantee:_________________________________





                                  Exhibit A-10